Filed pursuant to Rule 424(b)(2)
                                                             File No. 333-137215

Pricing Supplement No. 37 dated December 4, 2006.
(To Prospectus dated September 8, 2006)
This Pricing Supplement consists of 4 pages.

             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  December 11, 2006
   An Issuance Date of:              December 14, 2006

ADDITIONAL TERMS ARE DEFINED BELOW.
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                      Floating Rate Notes due December 15, 2011

CUSIP Number:                     4165X0BW9
Series Number:                    406345
Stated Maturity Date:             December 15, 2011
Initial Interest Rate:            5.00%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           January 15, 2007 and the 15th of
                                  each month thereafter or, if such day is not
                                  a Business Day, the next following Business
                                  Day, without interest for the period payment
                                  is deferred.
Initial Interest Reset Date:      December 15, 2007
Interest Reset Dates:             Each Interest Payment Date occurring on
                                  or after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None.
Minimum Interest Rate:            0.00%
Index Maturity:                   Not Applicable.
Spread:                           1.75%
Spread Multiplier:                None.

Computation of Interest:          See Prospectus.

Sinking Fund:                     None.

Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

Calculation Agent:                The Bank of New York Trust Company, N.A.

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                      5.00% Callable Notes due December 15, 2011

CUSIP Number:                     4165X0BX7
Series Number:                    406346
Stated Maturity Date:             December 15, 2011
Interest Rate:                    5.00%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    June 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   December 15, 2008 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.25% Callable Notes due December 15, 2014

CUSIP Number:                     4165X0BY5
Series Number:                    406347
Stated Maturity Date:             December 15, 2014

Interest Rate:                    5.25%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    June 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.40%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   December 15, 2008 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.50% Callable Notes due December 15, 2018

CUSIP Number:                     4165X0BZ2
Series Number:                    406348
Stated Maturity Date:             December 15, 2018
Interest Rate:                    5.50%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    June 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.70%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   December 15, 2008 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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

       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company, N.A
                                        is successor Indenture Trustee under
                                        Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Merrill Lynch & Co.; Morgan Stanley; Piper Jaffray & Co.; Raymond James; RBC Dain Rauscher, Inc.; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

RATINGS: It is anticipated that, as of December 14, 2006 the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+